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                          SECURITIES PURCHASE AGREEMENT

                                      Among

                       ALLOU HEALTH AND BEAUTY CARE, INC.,

                         STRONG RIVER INVESTMENTS, INC.,

                            SOVEREIGN PARTNERS, L.P.,

                           DOMINION CAPITAL FUND LTD.,

                     CANADIAN ADVANTAGE LIMITED PARTNERSHIP,

                           WESTOVER INVESTMENTS, L.P.

                                       and

                           MONTROSE INVESTMENTS, LTD.





                                December 14, 1998





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

         SECURITIES PURCHASE AGREEMENT, dated as of December 14, 1998 (this "Agreement"), among Allou Health and Beauty Care, Inc., a Delaware corporation (the "Company"), Strong River Investment, Inc., a British Virgin Islands company ("Strong River"), Sovereign Partners, L.P., a Delaware limited partnership ("Sovereign"), Dominion Capital Fund Ltd., a corporation incorporated under the laws of the Commonwealth of the Bahamas ("Dominion"), Canadian Advantage Limited Partnership, an Ontario limited partnership ("Canadian"), Westover Investments, L.P., a Delaware limited partnership ("Westover") and Montrose Investments Ltd., a Cayman Islands exempt limited partnership ("Montrose") (Strong River, Sovereign, Dominion, Canadian, Westover and Montrose are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and the Purchasers, severally and not jointly, desire to purchase, an aggregate of 666,667 shares (the "Shares") of the Company's Class A Common Stock, par value $.001 per share (the "Common Stock") in the respective amounts set forth opposite each Purchaser's name on the Schedule I hereto.

         NOW THEREFORE, the Company and each of the Purchasers hereby agree as follows:


                                    ARTICLE I
                        PURCHASE AND SALE OF COMMON STOCK

         1.1      Purchase of Shares.

                  (a) The Closing. (i) The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman, LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution of this Agreement or such other date and time as the parties hereto shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

                           (ii)  Deliveries  at Closing.  At the Closing (A) the
Company shall deliver to or cause to be delivered to each Purchaser (i) a stock certificate, registered in the name of such Purchaser or such Purchaser's designee, representing the number of Shares to be acquired at the Closing by such Purchaser (which number is set forth opposite such Purchaser's name on
Schedule I hereto), (2) a Common Stock purchase warrant in the form of Exhibit A attached hereto (each, a "Warrant," and collectively, the "Warrants"), registered in such Purchaser's name or the name of such Purchaser's designee, entitling the holder thereof to acquire Common Stock upon the terms set forth therein, (3) the legal opinion of Parker, Chapin, Flattau & Klimpl, LLP, outside counsel to the Company, addressed to the Purchasers, substantially in the form of Exhibit B attached hereto and (4) all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Company pursuant to this Agreement, including, without limitation, executed originals of each of the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers in the form of Exhibit C attached hereto (the "Registration Rights Agreement")
and the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto (the "Transfer Agent Instructions"), delivered to and acknowledged by the Company and the Company's transfer agent; and (B) each Purchaser shall deliver or cause to be delivered to the Company (i) by wire transfer of immediately available funds the amount set forth opposite such Purchaser's name on Schedule I hereto in accordance with wire instructions delivered by the Company prior to the Closing for such purpose and (ii) all documents, instruments and writings required to have been delivered at or prior to the Closing by such Purchaser pursuant to this Agreement, including, without limitation, an executed Registration Rights Agreement.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the
Purchaser:

                  (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than those set forth in the most recent Form10-K filed by the Company with the Commission (collectively the "Subsidiaries"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The only Subsidiaries of the Company that generate 5% or more of the aggregate gross revenues of the Company and its Subsidiaries on a consolidated basis are Allou Distributors, Inc. and M. Sobol, Inc. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement or the Warrants (collectively, the "Transaction Documents"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").

                  (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, except for any shareholder approval that may be required by Section 713 of the Listing Standards, Policies and Requirements of the

American Stock Exchange (the "AMEX"). Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter documents.

                  (c) Capitalization. The number of authorized, issued and outstanding capital stock of the Company consists of: (i) 10,000,000 authorized shares of its Common Stock, 4,644,380 shares of which are currently outstanding,
(ii) 2,200,000 authorized shares of its Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), 1,200,000 shares of which are currently outstanding and (iii) 1,000,000 shares of preferred stock, par value $.001 per share, no shares of which are currently outstanding. No shares of Common Stock and no shares of the Company's Class B Common Stock, par value $.001 per share (the "Class B Common Stock") are entitled to preemptive or similar rights, nor is any holder of the Common Stock or Class B Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Warrants, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or Class B Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Class B Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock or Class B Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Reports (as defined below) or Schedule 2.1(c), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  (d) Issuance of the Securities. The Shares and the Warrants are duly authorized. The Company is authorized to issue the number of Underlying Shares that are issuable upon exercise of the Warrants, assuming that (i) the Warrants are immediately exercisable and (ii) the Market Price (as defined in the Warrant) is 50% of the Per Share Market Value (as defined in the Registration Rights Agreement) of the Common Stock on the Closing Date. When issued and paid for in accordance with the terms hereof, the Securities shall have been validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has duly reserved the Shares for issuance. The Company has on the date hereof and will, at all times while the Warrants are outstanding, maintain an adequate reserve of duly authorized Common Stock, to enable it to perform its exercise and other obligations under this Agreement and the Warrants. Such number of reserved and available shares of Common Stock for issuance upon exercise of the Warrants is not less than the number of shares of Common Stock issuable upon exercise of Warrant, assuming the Market Price is 50% of the Per Share Market

Value of the Common Stock at the Closing Date (such number of shares, the "Initial Minimum"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Warrants on a pro rata basis by reference to the number of Shares acquired by each Purchaser hereunder. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Underlying Shares." The Shares, the Warrants and the Underlying Shares are collectively referred to as, the "Securities."

                  (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Restated Certificate of Incorporation (as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, indenture or instrument (evidencing a Company debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is listed or traded), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

                  (f) Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 3.13, (ii) the filing of the registration statement with the Securities and Exchange Commission (the "Commission") meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares and the Underlying Shares by the Purchasers, (iii) the application(s) to the AMEX for the listing of the Shares and the Underlying Shares with the AMEX (and with any other national securities exchange or market on which the Common Stock is then listed for trading), (iv) applicable Blue Sky filings, and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (the consents, waivers, authorizations, orders, notices and filings referred to in
(i)-(vi) of this Section are, collectively, the "Required Approvals").

                  (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined) or in Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

                  (i)   Private   Offering.   Assuming   the   accuracy  of  the
representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any Person acting on its behalf has taken any action could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act.

                  (j) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, n light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports to the extent required. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since September 30, 1998, except as set forth in Schedule 2.1(j) and except as specifically disclosed in the SEC Reports, (a) there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock. The Company last filed audited financial statements with the Commission on March 31, 1998, and has not received any comments from the Commission in respect thereof.

                  (k) Investment Company. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (l) Certain Fees. Except for certain fees payable by the Company to Hambro America Securities, Inc., no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their respective employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

                  (m) Form S-3 Eligibility. The Company is eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

                  (n) Listing and Maintenance Requirements Compliance. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from the AMEX or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is currently in compliance with all such maintenance requirements and no fact or circumstances currently exist which could reasonably be expected to result in noncompliance with such maintenance requirements in the foreseeable future.

                  (o) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary or material for use in connection with its business, and which the failure to so have would have a Material

Adverse Effect. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                  (p) Registration Rights; Rights of Participation. Except as set forth on Schedule 6(b) to the Registration Rights Agreement, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

                  (q) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (r) Title. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  (s) Disclosure. The Company confirms that it has not provided either Purchaser or its respective agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (t) Class B Holders. Schedule 2.1(t) lists all of the holders of the Class B Common Stock.

                  (u) Listing. The Shares are approved for listing on the AMEX.

         2.2 Representations and Warranties of the Purchaser. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company as follows:

                  (a) Organization; Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority, to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                  (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

                  (c) Purchaser Status. At the time such Purchaser was offered the Securities to be acquired hereunder by such Purchaser, it was, and at the date hereof it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                  (e) Ability of Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (f) Access to Information. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, proper ties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                  (g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

                  (h) Reliance. Such Purchaser understands and acknowledges that
(i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

                  The Company acknowledges and agrees that the Purchasers makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company and except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities (x) between Purchasers and (y) by a Purchaser to an Affiliate of such Purchaser or to funds under common management with such Purchaser or any transfer among any such Affiliates or funds, provided that transferee certifies to the Company that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

                  NEITHER THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),

         AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL THAT SUCH SALE MAY BE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  The legend set forth  above  shall be removed  from the Shares and the Company shall cause its transfer agent to issue a certificate or certificates without any legend (upon surrender of the legended certificates duly endorsed) to each holder of the Shares upon which it is stamped if (i) such Securities are registered for resale under the Securities Act or (ii) such legend is not required pursuant to Rule 144 promulgated under the Securities Act. Underlying Shares shall not contain the legend set forth above nor any other legend if the exercise of Warrants or other issuances of Underlying Shares as contemplated by the Warrants occurs at any time while an Underlying Securities Registration Statement covering the resale of such Underlying Shares is effective under the Securities Act or in the event there is not an effective Underlying Securities Registration Statement at such time if such legend is not required under applicable requirements of the Securities Act. The Company shall issue the Transfer Agent Instructions to the Company's transfer agent on the Closing Date. The Company agrees that it will cause its transfer agent to provide the Purchasers, upon request, with a certificate or certificates representing Underlying Shares, free from such legend, at such time as such legend is no longer required hereunder upon surrender of the legended certificates duly endorsed. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section. For purposes of this Agreement, an "Underlying Securities Registration Statement" means any registration statement filed with the Commission (including a replacement registration statement filed upon the expiration of the initial registration statement filed by the Company) that meets the requirements of the Registration Rights Agreement and registers the resale of all the Underlying Shares by the recipient thereof, who shall be named as a "selling stockholder" thereunder.

         3.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon exercise of the Warrants is unconditional and absolute, regardless of the effect of any such dilution.

         3.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. So long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to each Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4  Blue  Sky  Laws.  In  accordance  with  the  Registration   Rights
Agreement, the Company shall qualify or exempt the issuance and sale of the Securities under the securities or Blue Sky laws of such jurisdictions as the Purchasers may reasonably request and shall continue such qualification or exemption at all times until each Purchaser notifies the Company in writing that it no longer owns Securities; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject.

         3.5 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

         3.6 Stockholder Approval Under the Rules and Regulations of American Stock Exchange. If the Company would be, if all Warrants were exercised on such date, required under the Rules and Regulations of the AMEX to obtain the approval of the stockholders of the Company to issue the Underlying Shares upon such exercise (such date, the "Stockholder Approval Trigger Date"), then the Company shall, (i) within 3 Business Days, notify the holders of Warrants of such fact, (ii) within 15 days of the Stockholder Approval Trigger Date file proxy materials relating to such stockholder approval with the Commission, and
(iii) use its best efforts to obtain as soon as possible, and in any event within 90 days after the Stockholder Approval Trigger Date (the "Stockholder Approval Deadline"), such stockholder approval for the issuance of all Securities described in this Agreement (including the approval of issuances at a discount to market as may be required by the Rules and Regulations of the American Stock Exchange). Each holder of a Warrant may deliver a notice to the Company regarding such requirement, in which event the time periods described herein shall commence on the date of such notice. If the Company fails to obtain the approval of the stockholders contemplated in this Section by the Stockholder Approval Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available under this Agreement, at law or in equity), the Company shall pay to each Purchaser at the election of such Purchaser, either
(i) an amount in cash, as liquidated damages and not as a penalty, equal to the Mandatory Redemption Amount (defined below) or (ii) an amount in cash, as liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Purchaser on the Closing Date for Shares (which price is set forth opposite such Purchaser's name on Schedule I hereto) (the "2% Payment"). In the event a Purchaser elects to receive the Mandatory Redemption Amount, the

Company shall make the payment to such Purchaser within five days of the earlier to occur of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payment (the "Stockholder Non-Approval Date") and (II) the Stockholder Approval Deadline. In the event a Purchaser elects to receive the 2% Payment, the Company shall make the 2% Payments within five days of (I) the Stockholder Non-Approval Date and
(II) the last day of each 30-day period beginning on the Stockholder Approval Deadline. In the event the Company fails to make any such payments in a timely manner, such payments shall bear interest at the lesser of (i) the rate of 2.0% per month or (ii) the highest lawful rate (pro rated for partial months) until paid in full. Notwithstanding any other provision of this Section 3.6, in the event a holder of a Warrant delivers a Form of Election under such Warrant prior to any approval of the stockholders contemplated in this Section having been obtained, the Company shall issue to such holder the maximum number of Underlying Shares that may be issued without approval of the stockholders of the Company under the Rules and Regulations of the AMEX. For purposes of this Agreement, (a) "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close and (b) "Mandatory Redemption Amount" means the amount obtained by multiplying (x) 125%, (y) the number of Underlying Shares issuable upon exercise of the Warrant (excluding, however, those Underlying Shares that may be issued without stockholder approval under the Rules and Regulations of AMEX to such Purchaser on a pro rata basis by reference to the number of Shares acquired by such Purchaser hereunder) and (z) the Per Share Market Value on the Trading Day (defined in Section 3.13(c) hereof) immediately preceding the date a Purchaser elects to receive the Mandatory Redemption Amount.

         3.7 Increase in Authorized Shares. At such times as the Company would be, if a notice of exercise were to be delivered on such date, precluded from issuing such number of Underlying Shares as would be issuable upon exercise in full of the Warrants (or, if greater, the number of Underlying Shares issuable upon exercise of the Warrants assuming the Market Price (as defined in the Warrant) is equal to 50% of the Per Share Market Value on the Closing Date) (assuming in each case that the Warrants are immediately exercisable) due to the unavailability of a sufficient number of shares of authorized but unissued or reserved Common Stock, the Company shall promptly (and in any case, within 30 Business Days from such date) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its exercise and reservation of shares obligations as set forth in this Agreement and the Warrants (the sum of (x) the number of shares of Common Stock then authorized, (y) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon conversion of all the Class B Common Stock and upon exercise of all outstanding options, warrants and convertible instruments, and (z) the number of Underlying Shares issuable upon exercise in full of the Warrants (or, if greater, the number of Underlying Shares issuable upon exercise of the Warrants assuming the Market Price (as defined in the Warrant) is equal to 50% of the Per Share Market Value on the Closing Date) (assuming in each case that the Warrants are immediately exercisable), shall be a reasonable number), shall be a reasonable number). In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the 60th day after delivery of the proxy materials relating to such meeting) and (c) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's Restated Certificate of Incorporation to evidence such increase.

         3.8 Listing and Reservation. (a) The Company shall (i) not later than the fifth Business Day following the Closing Date prepare and file with the AMEX (or such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) an additional shares listing application covering a number of shares of Common Stock for issuance upon exercise of the Warrants which is at least equal to the number of shares required to be reserved pursuant to Section 2.1(d), (ii) take all steps necessary to cause such shares to be approved for listing in the AMEX (as well as on any such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of Underlying Shares as are issuable upon exercise of the then unexercised portion of the Warrant, exceeds 85% of the number of Underlying Shares previously listed in accordance herewith on account thereof with AMEX (and such other required exchanges), the Company shall take the necessary actions to immediately list a number of Underlying Shares as equals the sum of 200% of the number of Underlying Shares then issuable upon exercise of the Warrants (assuming the Warrants are immediately exercisable).

                  (b) The Company shall maintain a reserve of Common Stock for issuance upon exercise of the Warrant in accordance with its terms, in such amount as may be required to fulfill obligations in full under the Transaction Documents, which reserve shall include a number of shares of Common Stock equal to no less than the Initial Minimum.

         3.9 Exercise Procedures. The Transfer Agent Instructions and Form of Election to Purchase under the Warrant set forth the totality of the procedures with respect to the exercise of the Warrant, including such other information and instructions as may be reasonably necessary to enable the Purchasers to exercise the Warrants in accordance with their terms.

         3.10 Notice of Breaches. (a) Each of the Company and the Purchasers shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained therein to be incorrect or breached as of the Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document.

                  (b) Notwithstanding the generality of Section 3.10(a), the Company shall promptly notify the Purchasers of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Securities a copy of any written statement in support of or relating to such claim or notice.

         3.11 Exercise Obligations of the Company. The Company shall honor the exercise of the Warrants and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Warrants.

         3.12 Right of First Refusal; Subsequent Registrations. (a) The Company shall not, directly or indirectly, without the prior written consent of the Purchasers, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' (x) equity or equity-equivalent securities the issuance price of which is less than the market price of the Common Stock at the time of issuance of such security or instrument, or (y) securities or any instrument that permits the holder thereof to acquire equity or equity-equivalent securities at any time over the life of the security or instrument at a price that is less than the market price of the shares of the Common Stock at the time of issuance of such security or instrument or (z) equity or equity-equivalent securities pursuant to agreements or instruments under which the issuance price (including, based upon any conversion, exchange or reset formula) of such securities changes at any time (a "Subsequent Placement") for a period of 180 days after the Closing Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares of Common Stock issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible securities of the Company, in each case disclosed in Schedule 2.1(c), and (iii) shares of Common Stock issued upon exercise of the Warrants in accordance with the Warrants unless (A) the Company delivers to the Purchasers a written notice (the "Subsequent Placement Notice") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) no Purchaser shall have notified the Company by 5:00 p.m. (New York City time) on the tenth (10th) Trading Day after its receipt of the Subsequent Placement Notice of its willingness to cause the Purchasers to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Placement Notice. If the Purchasers shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; provided, that the Company shall provide the Purchasers with a second Subsequent Placement Notice, and the Purchasers shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty (30) Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Placement Notice. If the Purchasers shall indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser shall be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such
                                      -14-

Purchaser's pro rata portion of the aggregate purchase price paid by all the Purchasers for the Shares on the Closing Date, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice.

                  (b) Except for (v) Underlying Shares, (w) other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered, and securities of the Company permitted pursuant to Schedule 6(b) of the Registration's Rights Agreement to be registered in the Underlying Securities Registration Statement in accordance with the Registration Rights Agreement, (x) shares of Common Stock to be registered for resale in connection with financings permitted pursuant to paragraph (a)(i) and (iii) of Section 3.11(a), (y) shares of Common Stock to be registered for resale on Form S-8 (as promulgated under the Securities Act) relating to issuances of Common Stock solely in connection with shares issuable in connection with a stock option or other employee benefit plan and (z) shares of Common Stock issued to a Person who is not an Affiliate (as defined in Rule 405 under the Securities Act) of the Company in connection with a strategic acquisition by the Company of any entity or business from such Person, where such shares are used to pay all or a portion of the consideration paid for such entity or business, the Company shall not, without the prior written consent of the Purchasers (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company for a period of not less than 90 Trading Days after the date that the registration statement covering the resale of the Shares and the Underlying Shares by the Purchasers meeting the requirement of the Registration Rights Agreement is declared effective by the Commission. Any days that any Purchaser is unable to sell Underlying Shares under such registration statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

                  (c) For purposes of this  Agreement,  "Trading Day" shall mean
(a) a day on which the Common Stock is traded on the American Stock Exchange or on any other stock market or trading facility on which the shares of Common Stock are listed and quoted (each, a "Subsequent Market") on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on the American Stock Exchange or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         3.13 Certain Securities Laws Disclosures; Publicity. The Company shall:
(i) issue within one (1) Business Day of the Closing Date a press release acceptable to the Purchasers disclosing the transactions contemplated hereby,
(ii) file within ten (10) Business Days after the Closing Date with the Commission a Current Report on Form 8-K disclosing the transactions contemplated hereby, and (iii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the

Purchasers promptly after the filing thereof. The Company shall, no less than two (2) Business Days prior to the filing of any disclosure document required by clauses (ii) and (iii) above, provide a copy thereof to the Purchasers. No such filing or disclosure may be made that mentions the Purchasers by name without the prior written consent of the Purchasers, except a registration statement filed with the Commission that meets the requirements of the Registration Rights Agreement, provided that the Company complies with all of its obligations under the Registration Rights Agreement.

         3.14 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of Company debt (including, without limitation, any debt payable to Affiliates of the Company) or to redeem any Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

         3.15 Reimbursement. If (i) any Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by Transaction Documents, or if such Purchaser impleaded in any such action, proceeding or investigation by any Person or (ii) any Purchaser, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the Commission against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if such Purchaser is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which such Purchaser is a named party, the Company will pay such Purchaser the charges, as reasonably determined by such Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither any Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser.

         3.16 Restrictions on Sale. Each Purchaser agrees that (i) during the period (the "First Period") commencing on the Closing Date and ending on the day immediately prior to the First Vesting Date (as defined in the Warrants), such Purchaser may only sell shares of Common Stock to the extent the proceeds of such sales do not exceed 33-1/3% of the aggregate purchase price paid by such Purchaser on the Closing Date (which price is set forth opposite such Purchaser's name on Schedule I attached hereto) and (ii) during the period commencing on the First Vesting Date and ending on the day immediately prior to the Second Vesting Date (as defined in the Warrants), such Purchaser may only sell shares of Common Stock to the extent the proceeds of such sales do not exceed 66-2/3% of the aggregate purchase price paid by such Purchaser on the Closing Date (which price is set forth opposite such Purchaser's name on Schedule I attached hereto) (minus any proceeds received by such Purchaser from shares of Common Stock sold by such Purchaser during the First Period). The limitation of sales of Common Stock set forth in this Section 3.16 shall not apply to (i) sales of Common Stock made on or after the Second Vesting Date or
(ii) shares of Common Stock sold at a price per share equal to or exceeding $11.25.

         3.17 Limitations on Short Sales. Each Purchaser agrees that it will not enter into any Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the Second Vesting Date (as defined in the Warrants) except to the extent such Short Sales are in compliance with the limitations on sales of Common Stock set forth in Section 3.16. For purposes of this Section 3.17, a "Short Sale" by a Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by a Purchaser, Warrant Shares that have not yet been issued on exercise of the Warrants shall be deemed to be held long by the Purchaser, and the number of Warrant Shares then held by a Purchaser on any particular date of computation shall be equal to (i) the number of Warrant Shares then issuable on exercise of the Warrant held by such Purchaser, and (ii) to the extent the Warrant is not fully exercisable on the date of computation, the number of Warrant Shares that would be issuable on exercise in full of the Warrant if each Vesting Date (as defined in the Warrants) that has not then occurred had occurred on such date of computation.


                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 Fees and Expenses. At the Closing the Company shall pay $15,000 to Robinson Silverman (in addition to the $15,000 previously sent by the Company to Robinson Silverman) in connection with the preparation and negotiation of the Transaction Documents. Other than the amounts contemplated in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

         4.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Warrants and the Transfer Agent Instructions contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:    Allou Health and Beauty Care, Inc.
                               50 Emjay Boulevard
                               Brentwood, NY 11717
                               Facsimile No.: (516) 293-5318
                               Attn: Chief Operating Officer

         If to the Purchasers:   At the addresses set forth on Schedule I
                                 attached hereto

         With copies to:         Robinson Silverman Pearce Aronsohn &
                                 Berman LLP
                                 1290 Avenue of the Americas
                                 New York, NY 10104
                                 Facsimile No.: (212) 541-4630
                                 Attn: Kenneth L. Henderson

                                              - and -

                                 Krieger & Prager
                                 319 Fifth Avenue, 3rd Floor
                                 New York, NY 10016
                                 Facsimile No.: (212) 213-2077
                                 Attn: Samuel M. Krieger

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the

Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in
Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder (other than to an Affiliate of such Purchaser) without the consent of the Company, except that the Purchasers may assign their respective rights hereunder and under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section 2.2. This provision shall not limit a Purchaser's right to transfer its Securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

         4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         4.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         4.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the exercise of the Warrants and delivery of shares of Common Stock thereunder.

         4.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         4.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchasers, or include the name of the Purchasers in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or by applicable rules, bylaws or policies of the AMEX, in which case the Company shall provide the Purchasers and with prior notice of such disclosure.

         4.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         4.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         4.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                           .
                                            ALLOU HEALTH AND BEAUTY CARE, INC.


                                            By:_________________________________
                                               Name:
                                               Title:


                                            STRONG RIVER INVESTMENTS, INC.



                                            By:_________________________________
                                               Name:
                                               Title:


                                            SOVEREIGN PARTNERS, L.P.



                                            By:_________________________________
                                               Name:
                                               Title:



                                            DOMINION CAPITAL FUND LTD.

                                                   By: Citco Fund Services Ltd.



                                                   By:__________________________
                                                      Name:
                                                      Title:


                                                   By:__________________________
                                                      Name:
                                                      Title:

                                          CANADIAN ADVANTAGE LIMITED PARTNERSHIP



                                          By:___________________________________
                                               Name:
                                               Title:



                                          WESTOVER INVESTMENTS, L.P.



                                          By:___________________________________
                                              Name:
                                              Title:



                                          MONTROSE INVESTMENTS, LTD.



                                          By:___________________________________
                                             Name:
                                             Title:

                                   SCHEDULE I


Purchaser                        Number of Shares      Purchase Price for Shares
----------                       ----------------      -------------------------

Strong River Investments, Inc.          166,667           $1,500,000
c/o Robinson Silverman Pearce
       Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, NY 10104
Facsimile No.:  (212) 541-4630
Attn: Kenneth L. Henderson

Sovereign Partners, L.P.                200,000           $1,800,000
90 Grove Street
Suite 01
Ridgefield, CT 06877
Facsimile No.: (203) 431-8301
Attn: Steven Hicks

Dominion Capital Fund Ltd.              150,000           $1,350,000
c/o CITCO Fund Services Ltd.
Bahamas Financial Center
Nassau, Bahamas
Attn: Nina Ray

Canadian Advantage Limited Partnership   38,889           $  350,000
365 Bay Street
Toronto, Ontario
Facsimile No.: (416) 860-6140
Attn: Mark Valentine

Westover Investments, L.P.               33,333           $  300,000
300 Crescent Court, Suite 700
Dallas, TX  75201
Facsimile:(214) 758-1221
Attn: Will Rose

Montrose Investments  Ltd.               77,778           $  700,000
300 Crescent Court, Suite 700
Dallas, TX  75201
Facsimile:(214) 758-1221
Attn: Will Rose